UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 16, 2008 (July 16, 2008)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 16, 2008, Westcoast Energy Inc., (Westcoast), a subsidiary of Spectra Energy Corp, issued 250 million Canadian dollars (US$250 million equivalent) aggregate principal amount of 5.60% Medium Term Notes due January 16, 2019 (the Notes). The Notes were offered only in Canada under a short form base shelf prospectus pursuant to Canadian securities laws. The net proceeds of the offering will be used for general corporate purposes.

The Notes were issued pursuant to a trust indenture dated April 1, 1973, between Westcoast and Computershare Trust Company of Canada, as trustee as supplemented by supplemental trust indentures (the Indenture). Westcoast will pay interest on the Notes on January 16 and July 16 of each year, commencing on January 16, 2009. Westcoast may redeem some or all of the Notes at any time or from time to time pursuant to the terms of the Indenture. The Indenture contains covenants that limit the ability of Westcoast to, among other things, incur additional debt, create liens on or sell its principal assets or merge with other entities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ William S. Garner, Jr.
William S. Garner, Jr. Group Executive, General Counsel and Secretary

Date: July 16, 2008